Person in Charge: Reviewed by: Approved by:

For Limit Trade Purpose

Limit Increase Additional Agreement
June 30, 2001

To Hanvit Bank

K-Tronik Asia Corp.

Contractor: Taewoong Chung
Address: 656, Munhyeong-ri, Opo-myeon, Gwangju, Gyeonggi
Tel (031) 768-9410

Joint Surety: Taewoong Chung
Address: 111-1601, Lotte APT, Guro5-dong, Guro, Seoul
Tel ( )

Joint Surety:
Address
Tel ( )

I confirm as below with adding to the (Credit) Trade Agreement agreed on May 29, 2001.

Amount increased        Eighty Million WON

Hanvit Bank